                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF ABLE ENERGY, INC.
                        ---------------------------------


Able Oil Inc., a New Jersey corporation

Able Energy New York, Inc., a New York corporation

Able Melbourne, Inc., a Florida corporation

PriceEnergy, Inc., a Delaware corporation